Exhibit 10.8

HIPCRICKET, INC.
2014 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD NOTICE

    Hipcricket, Inc. (the "Company") hereby grants to you a Restricted Stock Award (the "Award") for shares of the Company's Common Stock under the Company's 2014 Equity Incentive Plan (the "Plan"). The Award is subject to all the terms and conditions set forth in this Restricted Stock Award Notice (the "Award Notice") and in the Restricted Stock Award Agreement and the Plan, which are attached to and incorporated into the Award Notice in their entirety. Capitalized terms not defined in this Award Notice but defined in the Plan have the same definitions as in the Plan.

Participant:
Grant Date:
Vesting Commencement Date:
Number of Shares Subject to the Award (the "Shares"):
Fair Market Value Per Share on Grant Date:	$
Purchase Price (per Share)	$
Vesting Schedule (subject to continued employment or service):

Additional Terms/Acknowledgement: You acknowledge receipt of, and understand and agree to, the Award Notice, the Restricted Stock Award Agreement and the Plan. You further acknowledge that as of the Grant Date, the Award Notice, the Restricted Stock Award Agreement and the Plan set forth the entire understanding between you and the Company regarding the Award and supersede all prior oral and written agreements on the subject.

HIPCRICKET, INC. ____________________________ By: ________________________ Title: _______________________	PARTICIPANT ________________________ Signature
Address: ________________ ________________________ [ ] Check Box if Not Legally Married
Attachments: 1. Restricted Stock Award Agreement	PARTICIPANT'S SPOUSE ________________________ Signature Print Name: ______________

HIPCRICKET, INC.
2014 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

Pursuant to your Restricted Stock Award Notice (the "Award Notice") and this Restricted Stock Award Agreement (this "Agreement"), Hipcricket, Inc. (the "Company") has granted you a Restricted Stock Award (the "Award") under its 2014 Equity Incentive Plan (the "Plan") for the number of shares of the Company's Common Stock indicated in your Award Notice (the "Shares").  Capitalized terms not defined in this Agreement or the Award Notice but defined in the Plan have the same definitions as in the Plan.

The details of the Award are as follows:
1.Vesting

The Award will vest and no longer be subject to forfeiture according to the vesting schedule set forth in the Award Notice (the "Vesting Schedule"). Shares subject to the portion of the Award that has vested and is no longer subject to forfeiture according to the Vesting Schedule are referred to herein as "Vested Shares."  Shares subject to the portion of the Award that has not vested and remains subject to forfeiture under the Vesting Schedule are referred to herein as "Unvested Shares."  The Unvested Shares will vest (and to the extent so vested cease to be Unvested Shares remaining subject to forfeiture) in accordance with the Vesting Schedule (the Unvested and Vested Shares are collectively referred to herein as the "Shares").

2.Forfeiture of Unvested Shares upon Termination of Service

Unless the Plan Administrator determines otherwise prior to your Termination of Service and except as otherwise set forth in the Award Notice, all Unvested Shares will be immediately forfeited to the Company upon your Termination of Service without payment of any consideration to you.

3.Consideration for Award
The Company acknowledges your payment of full consideration for the Award in the form of services previously rendered and/or services to be rendered hereafter to the Company.
4.Securities Law Compliance
4.1 You represent and warrant that you have been furnished with a copy of the Plan.
4.2           You hereby agree that you will in no event sell or distribute all or any part of the Shares unless (a) there is an effective registration statement under the Securities Act and applicable state securities laws covering any such transaction involving the Shares or (b) the Company receives an opinion of your legal counsel (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration.  You also hereby confirm and understand that even if the Shares acquired pursuant to this Agreement have been registered under the Securities Act, if and so long as you are an affiliate of the Company for purposes of Rule 144 of the Securities Act, any subsequent sale of the Shares by you must either be registered under the Securities Act or must satisfy the requirements of Rule 144 or another applicable exemption from such registration requirements.

4.3 You hereby consent to the placing of a stop-transfer order on the books of the Company and with any transfer agents against the Shares until the Shares may be legally resold or distributed.
4.4           You hereby agree to indemnify the Company and hold it harmless from and against any loss, claim or liability, including attorneys' fees or legal expenses, incurred by the Company as a result of any breach by you of, or any inaccuracy in, any representation, warranty or statement made by you in this Agreement or the breach by you of any terms or conditions of this Agreement.

5.Transfer Restrictions on Unvested Shares

Any sale, transfer, assignment, pledge, encumbrance, hypothecation, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, whether voluntary or by operation of law, directly or indirectly, of Unvested Shares will be strictly prohibited and void.

6.Section 83(b) Election for Award

You understand that under Section 83(a) of the Code, the excess of the Fair Market Value of the Unvested Shares on the date the forfeiture restrictions lapse over the purchase price, if any, paid for such Shares will be taxed, on the date such forfeiture restrictions lapse, as ordinary income subject to payroll and withholding tax and tax reporting, as applicable.  For this purpose, the term "forfeiture restrictions" means the right of the Company to receive back any Unvested Shares upon your Termination of Service.  You understand that you may elect under Section 83(b) of the Code to be taxed at the time the Unvested Shares are acquired, rather than when and as the Unvested Shares cease to be subject to the forfeiture restrictions.  Such election (an "83(b) Election") must be filed with the Internal Revenue Service within 30 days from the Grant Date of the Award.  Even if the Fair Market Value of the Unvested Shares on the Grant Date equals the purchase price, if any (and thus no tax is payable), if you elect to file an 83(b) Election, you must file the election within the 30-day period to avoid the risk of adverse tax consequences in the future.

You understand that there is a risk the Internal Revenue Service might challenge the Company's determination of the Fair Market Value of the Shares, in which case you may be deemed to have received more ordinary income than originally estimated.  You also understand that (a) you will not be entitled to a deduction for any ordinary income previously recognized as a result of the 83(b) Election if the Unvested Shares are subsequently forfeited to the Company, and (b) the 83(b) Election may cause you to recognize more ordinary income than you would have otherwise recognized if the Internal Revenue Service determines that the value of the Unvested Shares on the date the Shares are transferred is higher than the Fair Market Value of the Shares on that date as determined by the Company and/or the value of the Unvested Shares subsequently declines.

THE FORM FOR MAKING AN 83(b) ELECTION IS ATTACHED TO THIS AGREEMENT AS EXHIBIT B.  YOU UNDERSTAND THAT FAILURE TO FILE SUCH AN ELECTION WITHIN THE 30-DAY PERIOD MAY RESULT IN THE RECOGNITION OF ORDINARY INCOME BY YOU AS THE FORFEITURE RESTRICTIONS LAPSE.  You further understand that an additional copy of such election form should be filed with your federal income tax return for the calendar year in which the date of this Agreement falls.  You acknowledge that the foregoing is only a summary of the federal income tax laws that apply to the acquisition of the Unvested Shares under this Agreement and does not purport to be complete.  YOU FURTHER ACKNOWLEDGE THAT THE COMPANY HAS DIRECTED YOU TO SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE CODE, THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH YOU MAY RESIDE, AND THE TAX CONSEQUENCES OF YOUR DEATH.

You agree to execute and deliver to the Company with this Agreement a copy of the Acknowledgment and Statement of Decision Regarding Section 83(b) Election attached hereto as Exhibit A.  You further agree that you will execute and deliver to the Company with this Agreement a copy of the 83(b) Election attached hereto as Exhibit B if you choose to make such an election.

7.Book Entry Registration of Shares

The Company may issue the Shares by registering the Shares in book entry form with the Company's transfer agent in your name in which case the applicable restrictions will be noted in the records of the Company's transfer agent in the book entry system.

8.Stop-Transfer Notices

You understand and agree that, in order to ensure compliance with the restrictions referred to in this Agreement, the Company may issue appropriate "stop-transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.  The Company will not be required to (a) transfer on its books any Shares that have been sold or transferred in violation of the provisions of this Agreement or (b) treat as the owner of the Shares, or otherwise accord voting, dividend or liquidation rights to, any transferee to whom the Shares have been transferred in contravention of this Agreement.

9.Independent Tax Advice

You acknowledge that determining the actual tax consequences to you of acquiring or disposing of the Shares may be complicated.  These tax consequences will depend, in part, on your specific situation and may also depend on other variables not within the control of the Company.  You are aware that you should consult a competent and independent tax advisor for a full understanding of the specific tax consequences to you of acquiring or disposing of the Shares.  Prior to executing the Award Notice, you either have consulted with a competent tax advisor independent of the Company to obtain tax advice concerning the acquisition or disposition of the Shares in light of your specific situation or you have had the opportunity to consult with such a tax advisor but chose not to do so.

10.Withholding and Disposition of Shares

As a condition to the removal of forfeiture restrictions from your Vested Shares, you agree to make arrangements satisfactory to the Company for the payment of any federal, state, local or foreign withholding tax obligations that arise either upon acquisition of the Shares or as the forfeiture restrictions on any Shares lapse.  Notwithstanding the previous sentence, you acknowledge and agree that the Company and any Related Company have the right to deduct from payments of any kind otherwise due to you (to the extent such payments are not "deferred compensation" within the meaning of Section 409A of the Code or to the extent such offset is permitted by Section 409A of the Code) any federal, state or local taxes of any kind required by law to be withheld with respect to the Award.

11.Limitation on Payments under Certain Circumstances

(a) Notwithstanding any other provision under this Agreement, in the event that you become entitled to receive or receive any payments or benefits under an Award or under any other plan, agreement, program or arrangement with the Company or any Related Company (collectively, the "Payments"), that may separately or in the aggregate constitute "parachute payments" within the meaning of Section 280G of the Code and the Treasury regulations promulgated thereunder ("Section 280G") and it is determined that, but for this Section 11(a), any of the Payments will be subject to any excise tax pursuant to Section 4999 of the Code or any similar or successor provision (the "Excise Tax"), the Company shall pay to you either (i) the full amount of the Payments or (ii) an amount equal to the Payments reduced by the minimum amount necessary to prevent any portion of the Payments from being an "excess parachute payment" (within the meaning of Section 280G) (the "Capped Payments"), whichever of the foregoing amounts results in the receipt by you, on an after-tax basis (with consideration of all taxes incurred in connection with the Payments, including the Excise Tax), of the greatest amount of Payments notwithstanding that all or some portion of the Payments may be subject to the Excise Tax.  For purposes of determining whether you would receive a greater after-tax benefit from the Capped Payments than from receipt of the full amount of the Payments and for purposes of Section 11(c) below (if applicable), you shall be deemed to pay federal, state and local taxes at the highest marginal rate of taxation for the applicable calendar year.

(b) All computations and determinations called for by Sections 11(a) and 11(c) shall be made and reported in writing to the Company and you by a third-party service provider selected by the Company (the "Tax Advisor"), and all such computations and determinations shall be conclusive and binding on the Company and you.  For purposes of such calculations and determinations, the Tax Advisor may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code.  The Company and you shall furnish to the Tax Advisor such information and documents as the Tax Advisor may reasonably request in order to make their required calculations and determinations.  The Company shall bear all fees and expenses charged by the Tax Advisor in connection with its services.

(c) In the event that Section 11(a) applies and a reduction is required to be applied to the Payments thereunder, the Payments shall be reduced by the Company in a manner and order of priority that provides you with the largest net after-tax value; provided that payments of equal after-tax present value shall be reduced in the reverse order of payment. Notwithstanding anything to the contrary herein, any such reduction shall be structured in a manner intended to comply with Section 409A of the Code.

12.General Provisions
12.1 Assignment. The Company may assign its rights under this Agreement at any time, whether or not such rights are then exercisable, to any person or entity selected by the Board.
12.2           Notices.  Any notice required in connection with this Agreement will be given in writing and will be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and addressed to the party entitled to such notice at the address indicated in the Award Notice (which for the Company is its principal business address) or at such other address as such party may designate by 10 days' advance written notice under this Section 12.2 to all other parties to this Agreement.

12.3           Adjustments.  In the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company's outstanding Common Stock effected as a class without the Company's receipt of consideration, any new, substituted or additional securities distributed with respect to the Shares will be immediately subject to the provisions of this Agreement to the same extent the Shares are at such time covered by such provisions.

12.4           No Waiver.  No waiver of any provision of this Agreement will be valid unless in writing and signed by the person against whom such waiver is sought to be enforced, nor will failure to enforce any right hereunder constitute a continuing waiver of the same or a waiver of any other right hereunder.

12.5           Undertaking.  You hereby agree to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either you or the Shares pursuant to the express provisions of this Agreement.

12.6           Agreement Is Entire Contract.  This Agreement and the Award Notice constitute the entire contract between the parties hereto with regard to the subject matter hereof and supersede all prior oral and written agreements on the subject.  This Agreement and the Award Notice are made pursuant to the provisions of the Plan and will in all respects be construed in conformity with the express terms and provisions of the Plan.

12.7           Successors and Assigns.  The provisions of this Agreement will inure to the benefit of, and be binding on, the Company and its successors and assigns and you and your legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person will have become a party to this Agreement and agreed in writing to join herein and be bound by the terms and conditions hereof.

12.8           No Employment or Service Contract.  Nothing in this Agreement will affect in any manner whatsoever the right or power of the Company, or a Related Company, to terminate your employment or services on behalf of the Company, for any reason, with or without cause.

12.9           Stockholder of Record.  You will be recorded as a stockholder of the Company and will have, subject to the provisions of this Agreement and the Plan, all the rights of a stockholder with respect to the Shares.

12.10 Counterparts. The Award Notice may be executed in two or more counterparts, each of which will be deemed an original, but which, upon execution, will constitute one and the same instrument.
12.11           Governing Law.  To the extent not otherwise governed by the laws of the United States, this Agreement will be construed and administered in accordance with and governed by the laws of the State of Delaware without giving effect to principles of conflicts of law.

EXHIBIT A
ACKNOWLEDGMENT AND STATEMENT
OF DECISION REGARDING SECTION 83(b) ELECTION

The undersigned, a recipient of __________ shares of Common Stock of Hipcricket, Inc., a Delaware corporation (the "Company"), pursuant to a restricted stock award granted pursuant to the Company's 2014 Equity Incentive Plan (the "Plan"), hereby states as follows:

1.           The undersigned acknowledges receipt of a copy of the Plan relating to the offering of such shares.  The undersigned has carefully reviewed the Plan and the Restricted Stock Award Notice and Restricted Stock Award Agreement pursuant to which the award was granted.

2. The undersigned either (check and complete as applicable):

(a) has consulted, and has been fully advised by, the undersigned's own tax advisor, ________________________, whose business address is _________________________, regarding the federal, state and local tax consequences of acquiring shares under the Plan, and particularly regarding the advisability of making an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and pursuant to the corresponding provisions, if any, of applicable state law, or

(b) has knowingly chosen not to consult such a tax advisor.
3. The undersigned hereby states that the undersigned has decided (check as applicable)

(a) to make an election pursuant to Section 83(b) of the Code, and is submitting to the Company, together with the undersigned's executed Restricted Stock Award Notice, an executed form entitled "Election Under Section 83(b) of the Internal Revenue Code of 1986", or

(b) not to make an election pursuant to Section 83(b) of the Code.

4.           Neither the Company nor any affiliate or representative of the Company has made any warranty or representation to the undersigned with respect to the tax consequences of the undersigned's acquisition of shares under the Plan or of the making or failure to make an election pursuant to Section 83(b) of the Code or the corresponding provisions, if any, of applicable state law.

Dated: ____________________________ Dated: ____________________________	________________________________ Recipient ________________________________ Spouse of Recipient ________________________________ Spouse's Printed Name

EXHIBIT B

See attached.

ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code, to include in taxpayer's gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer's receipt of the property described below:

1.The name, address, taxpayer identification number and taxable year of the undersigned are as follows:
NAME OF TAXPAYER: __________________________________
NAME OF SPOUSE: __________________________________
ADDRESS: __________________________________
__________________________________
IDENTIFICATION NO. OF TAXPAYER: __________________________________
IDENTIFICATION NO. OF SPOUSE: __________________________________
TAXABLE YEAR: ___________
2.The property with respect to which the election is made is described as follows: _______ shares of the Common Stock of Hipcricket, Inc., a Delaware corporation (the "Company").
3.The date on which the property was transferred is: _____________, 20___
4.The property is subject to the following restrictions:
5.The aggregate fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $____________
6.The amount (if any) paid for such property is: $________

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned's receipt of the above-described property.  The undersigned is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner. _________________________
Dated: _________________________ Dated: _________________________	_________________________ Recipient _________________________ Recipient's Spouse

DISTRIBUTION OF COPIES
1.File original with the Internal Revenue Service Center where the taxpayer's income tax return will be filed. Filing must be made by no later than 30 days after the date the property was transferred.
2.Attach one copy to the taxpayer's income tax return for the taxable year in which the property was transferred.
3.Mail one copy to the Company at the following address:

Hipcricket, Inc.
110 110th Avenue NE, Suite 410
Bellevue, WA 98004